John W. Hlywak, Jr. (Investors)           Jay Higham (Media/Physicians)
Senior Vice President & CFO               Senior Vice President of Marketing
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
email:  jhlywak@integramed.com            email:  jhigham@integramed.com
Web Address:  http://www.integramed.com
              -------------------------
Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com
------------
      INTEGRAMED NAMED NO. 39 ON NEW YORK'S FASTEST GROWING TECHNOLOGY LIST

Purchase, NY, September 29, 2003 - IntegraMed America, Inc. (Nasdaq: INMD) has been named to Deloitte & Touche's prestigious Technology Fast 50 Program for New York, a list of the 50 fastest growing technology companies in the area.

"To succeed during prosperous times is one thing; to succeed in adversity is much more challenging, and that's exactly what the Deloitte & Touche Technology Fast 50 winners have done," said Larry Wizel, Partner in the Technology, Media, and Telecommunications practice of Deloitte & Touche and Chair of the New York Technology Fast 50. "We applaud IntegraMed for its tremendous accomplishments during economically challenging times and for being one of the elite Fast 50 companies in New York."

"Growing our Company by 134% during a five-year period of time is an accomplishment," said Gerardo Canet, President & CEO of IntegraMed America, Inc. "To do so in a tough economic environment with products and services that consumers pay for out of pocket is a particular challenge. We believe that a focus on high quality and exceptional levels of customer service are the secrets to our success. We intend to continue that tradition for the next five years."

Deliotte & Touche announced the rankings at an awards dinner for the winners on Thursday, September 25, 2003, at the Ritz-Carlton New York, Battery Park. Rankings are based on the percentage of growth in fiscal year revenues over five years, from 1998-2002.

To qualify for the Technology Fast 50, companies must have had operating revenues of at least $50,000 in 1998 and $1,000,000 in 2002, must be public or private companies headquartered in North America, and be a "technology company" defined as owning proprietary technology that contributes to a significant portion of the company's operating revenues (using other companies' technology in a unique way does not qualify); and/or devoting a significant proportion of revenues to research and development of technology.

                                    - more -

Winners of the 20 regional Technology Fast 50 programs in the United States and Canada are automatically entered in the Deloitte & Touche Technology Fast 500 program, which ranks North America's top 500 fastest growing technology companies. For more information on the Deloitte & Touche Fast 50 or Fast 500 programs, visit www.fast500.com.

This year's New York Technology Fast 50 is supported by Platinum Sponsors: Bank of New York, Geller & Company, Marsh Financial Services, NASDAQ, and Proskauer Rose; Gold Sponsors: the Journal News; and Silver Sponsors: Polytechnic University the NYU Center for Advanced Technology.

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company offers marketing programs, information systems, facility development and financial services to a national network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; and, operates www.integramed.com, an award-winning infertility Web Site.

About Deloitte & Touche Technology, Media & Telecommunications (TMT) Group.
The TMT Group is composed of service professionals who have a wealth of experience serving technology, media and telecommunications companies throughout the world in areas including cable, communications providers, computers and peripherals, entertainment, media and publishing, networking, semiconductors, software, wireless, and related industries. These specialists understand the challenges that these companies face throughout all stages of their business growth cycle and are committed to helping them succeed. Deloitte & Touche is a leader in providing strategic, financial and operational assistance to its technology, media and telecommunications clients.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.




                                      ####